AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 26, 1996
                                                 REGISTRATION NO. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                         -------------------------------


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------


                           RURAL CELLULAR CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

            MINNESOTA                                          41-1693295
  (State or Other Jurisdiction                                (IRS Employer
of Incorporation or Organization)                           Identification No.)


                       2819 HIGHWAY 29 SOUTH, MIDWAY MALL,
                           ALEXANDRIA, MINNESOTA 56308
               (Address of Principal Executive Offices) (Zip Code)


             RURAL CELLULAR CORPORATION 1995 STOCK COMPENSATION PLAN
                            (Full title of the plan)


                         RICHARD P. EKSTRAND, PRESIDENT
                             2819 HIGHWAY 29 SOUTH,
                                   MIDWAY MALL
                           ALEXANDRIA, MINNESOTA 56308
                     (Name and address of agent for service)

                                 (320) 762-2000
          (Telephone number, including area code, of agent for service)


                                   COPIES TO:
                              DEANNE M. GRECO, ESQ.
                                 MOSS & BARNETT
                           A PROFESSIONAL ASSOCIATION
                               4800 NORWEST CENTER
                               90 SOUTH 7TH STREET
                              MINNEAPOLIS, MN 55402
                            TELEPHONE: (612) 347-0287

                         CALCULATION OF REGISTRATION FEE
- ------------------------------ ----------------- ------------------ ---------------------- -------------------------
                                                 PROPOSED MAXIMUM     PROPOSED MAXIMUM
  TITLE OF SECURITIES TO BE      AMOUNT TO BE     OFFERING PRICE     AGGREGATE OFFERING     AMOUNT OF REGISTRATION
         REGISTERED               REGISTERED       PER SHARE(1)           PRICE(1)                   FEE
- ------------------------------ ----------------- ------------------ ---------------------- -------------------------
Class A Common Stock,
$.01 par value                  315,000 shares        $10.00             $3,150,000                $1086.21
- ------------------------------ ----------------- ------------------ ---------------------- -------------------------

(1) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Class A Common Stock as reported by The Nasdaq National Market on August 21, 1996.

         If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|



                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents and information, which have been, or will be, filed by the registrant with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference, as of their respective dates:

                  (a) The registrant's Annual Report to shareholders for the fiscal year ended December 31, 1995;

                  (b) The registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996;

                  (c) The description of the registrant's Class A Common Stock, $.01 par value, contained in the registrant's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934 (the "Act"), on December 13, 1995 (SEC No. 0-27416), including any amendment or report filed for the purpose of updating such description.

         All reports and documents filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such reports or documents.


Item 4.  Description of Securities

         Not applicable.


Item 5.  Interest of Named Experts and Counsel

         Not applicable.


Item 6.  Indemnification of Directors and Officers

         Unless prohibited in a corporation's articles of incorporation or bylaws, Minnesota Statutes Section 302A.521 requires indemnification of officers, directors, employees, or agents, under certain circumstances, against judgments, penalties, fines, settlements, and reasonable expenses (including attorneys' fees and disbursements) incurred by such person in connection with a threatened or pending proceeding with respect to acts or omissions of such person in his official capacity. The general effect of Section 302A.521 is to require the registrant to reimburse (or pay on behalf of) directors and officers of the registrant any personal liability that may be imposed for certain acts performed in their capacity as directors and officers of the registrant, except where such persons have not acted in good faith.

         The registrant's Articles of Incorporation and Bylaws provide for such indemnification to the maximum extent permitted by Minnesota Statutes. The registrant has purchased insurance covering the liability of its directors and officers.


Item 7.  Exemption from Registration Claimed

         Not applicable.


Item 8.  Exhibits

         The following exhibits are filed as a part of this registration statement:

         Exhibit Number                                Description
         --------------                                -----------
              4                  Form of Stock Certificate (incorporated by reference to
                                 the registrant's Registration Statement on Form S-1 (SEC
                                 No. 33-80189) filed December 8, 1995)

              5                  Opinion of Counsel

             23.1                Consent of Counsel (included in Exhibit 5)

             23.2                Consent of Independent Public Accountants

             24                  Powers of attorney from Messrs. Ekstrand, Schultz, Eddy,
                                 Gilbert, Nicolai, Prom, Revering, Swenson, Wikstrom
                                 (included on signature page)


Item 9.  Undertakings

         A. The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, State of Minnesota, on August 26, 1996.

                                        RURAL CELLULAR CORPORATION


                                        By /s/ Richard P. Ekstrand
                                           ------------------------------
                                           Richard P. Ekstrand, President



         KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard P. Ekstrand, Wesley E. Schultz, Ann K. Newhall and Deanne M. Greco, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, including any amendment increasing or decreasing the amount of securities for which registration is being sought or any registration statement for the same offering filed in accordance with Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

                 NAME                                       TITLE                             DATE
/s/ Richard P. Ekstrand                      Chief executive officer and director       August 26, 1996
- ---------------------------------------         (principal executive officer)
Richard P. Ekstrand

/s/ Wesley E. Schultz                         Chief financial officer (principal        August 26, 1996
- ---------------------------------------               financial officer)
Wesley E. Schultz

/s/ Robert K. Eddy                                         Director                     August 26, 1996
- ---------------------------------------
Robert K. Eddy

/s/ Jeffrey S. Gilbert                                     Director                     August 26, 1996
- ---------------------------------------
Jeffrey S. Gilbert

/s/ Marvin C. Nicolai                                      Director                     August 26, 1996
- ---------------------------------------
Marvin C. Nicolai

/s/ Nicholas R. Prom                                       Director                     August 26, 1996
- ---------------------------------------
Nicholas R. Prom

/s/ George M. Revering                                     Director                     August 26, 1996
- ---------------------------------------
George M. Revering

/s/ Don Swenson                                            Director                     August 26, 1996
- ---------------------------------------
Don Swenson

/s/ George Wikstrom Jr.                                    Director                     August 26, 1996
- ---------------------------------------
George Wikstrom Jr.

                                    FORM S-8

                                  EXHIBIT INDEX

                                                                                                          PAGE NO.
  EXHIBIT NO.                                     DESCRIPTION OF EXHIBIT
- -----------------     -------------------------------------------------------------------------------    ---------
        4             Form of Stock Certificate  (incorporated by reference to the registrant's
                      Registration  Statement on Form S-1 (SEC No.  33-80189) filed December 8, 1995)

        5             Opinion of Counsel                                                                      8

       23.1           Consent of Counsel (included in Exhibit 5)

       23.2           Consent of Independent Public Accountants                                              10

       24             Powers  of  Attorney  from  Messrs.  Ekstrand,  Schultz,  Eddy,  Gilbert,
                      Nicolai, Prom, Revering, Swenson, Wikstrom (included on signature page)